UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Kinder Morgan, Inc.

(Exact name of registrant as specified in its charter)

(Name to be changed to Kinder Morgan, Inc.)

Delaware

(State of incorporation or organization)

80-0682103

(I.R.S. Employer Identification Number)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address, including zip code, of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class P common stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-170773

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                   Description of Registrant’s Securities to be Registered.

The description of the Class P common stock, $0.01 par value per share (the “Common Stock”), of Kinder Morgan, Inc. (the “Registrant”) is contained in the section captioned “Description of Our Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-170773), which was originally filed on November 23, 2010 (including the amendments thereto, the “Registration Statement on Form S-1”), and is incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement on Form S-1 shall be deemed to be incorporated herein by reference.

Item 2.                                   Exhibits.

Exhibit Number	Description of Exhibit
3.1	Form of Certificate of Incorporation of Kinder Morgan, Inc. (filed as Exhibit 3.1 to the Registration Statement on Form S-1 and incorporated herein by reference).

3.2	Form of Bylaws of Kinder Morgan, Inc. (filed as Exhibit 3.2 to the Registration Statement on Form S-1 and incorporated herein by reference).

4.1	Form of certificate representing the Class P common stock of Kinder Morgan, Inc. (filed as Exhibit 4.1 to the Registration Statement on Form S-1 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KINDER MORGAN, INC.

Date: February 10, 2011	By:	/s/ Joseph Listengart
Joseph Listengart
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Form of Certificate of Incorporation of Kinder Morgan, Inc. (filed as Exhibit 3.1 to the Registration Statement on Form S-1 and incorporated herein by reference).

3.2	Form of Bylaws of Kinder Morgan, Inc. (filed as Exhibit 3.2 to the Registration Statement on Form S-1 and incorporated herein by reference).

4.1	Form of certificate representing the Class P common stock of Kinder Morgan, Inc. (filed as Exhibit 4.1 to the Registration Statement on Form S-1 and incorporated herein by reference).